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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Experts," and to the use of our report dated August 8, 1996, except Note K as to which the date is August 14, 1996, with respect to the financial statements of Richard-Allan Medical Industries, Inc. contained in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Urohealth Systems, Inc. to be filed with the Securities and Exchange Commission on or about August 20, 1997 for the registration of 14,105,293 shares of its Common Stock.

                                                  /s/ ERNST & YOUNG LLP

Kalamazoo, Michigan
August 19, 1997